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                                                                   EXHIBIT 10.64


UICI
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                                 March 14, 2001



PERSONAL AND CONFIDENTIAL

Mr. Charles T. Prater
3209 Durango Way
Edmond, OK  73034

Dear Charlie:

         This letter will set forth the terms and conditions of your transition from certain executive positions with UICI, a Delaware corporation ("UICI" or the "Company"), and affiliates, and your engagement as a consultant to The MEGA Life and Health Insurance Company, an Oklahoma corporation ("MEGA"), pursuant to which MEGA will engage your services (or the services of a corporation or limited liability company of which you are the sole equity holder) to serve as a consultant to MEGA from time to time as herein set forth. For purposes of this agreement, you are sometimes herein referred to as "Prater."

         You currently serve as a Vice President of UICI. You currently hold (a) options (the "Options") to purchase (i) 42,500 shares of UICI Common Stock at an exercise price of $6.63 per share, none of which are currently vested and exercisable; and (ii) 6,000 shares of UICI Common Stock at an exercise price of $15.00 per share, of which 2,400 shares are subject to currently exercisable options as of the date hereof; and (b) 6,500 restricted shares of UICI Common Stock, none of which shares have vested (the "Restricted Stock"). In accordance with our recent conversations, you and UICI have mutually agreed to terminate your current relationship with UICI and its affiliates, and you have agreed, having gained considerable knowledge and experience relating to the business of UICI and its affiliates as a result of your prior affiliation with UICI as an executive officer and director, to assist MEGA and its affiliates as a consultant by providing certain advisory services to MEGA and its affiliates on a standby, as-needed basis. Accordingly, UICI, MEGA and Prater hereby agree as follows:

                  1. RESIGNATION.

                  1.1 Resignation Date. Effective as of the close of business on February 1, 2001 (the "Resignation Date"), you agree to resign as a Vice President of UICI and each of the executive offices and boards of directors (and committees thereof) of affiliates of UICI listed on Exhibit A attached hereto and all such other executive offices, committees and/or directorships of entities affiliated with UICI upon which you currently serve or which you currently hold. You shall be entitled to your regular compensation through February 14, 2001 and employee benefits accrued to the date of execution of this Agreement (the "Execution Date").


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Mr. Charles T. Prater
March 14, 2001
Page 2

                  1.2 Unreimbursed Expenses. Prater has used Prater's American Express credit card for Company-related expenses related to employee travel and entertainment. The Company agrees to promptly reimburse Prater for any such expenses charged on Prater's credit card on behalf of the Company upon submission of written evidence of all such expenses.

                  1.3 Office Items. The parties mutually agree that Prater may purchase the lap top computer, hand held computer and two golf print pictures that Prater used during his tenure with the Company at the Company's book value (the depreciated value).

                  2. OTHER ARRANGEMENTS

                  2.1. Promissory Note. Reference is made to that certain promissory note, dated January 2, 2001 (the "Note"), payable from you to UICI in the aggregate principal amount of $45,000, which Note matures in accordance with its terms on the earlier of January 1, 2007 or upon the occurrence of certain events as therein provided. On the Execution Date, Company shall deem the Note paid in full and discharge Prater from any and all liability thereunder, provided that Prater shall have tendered to UICI a check in the amount of $517.00 covering accrued and unpaid interest to the Execution Date. Prater shall be responsible for all applicable federal and state income, FICA and Medicare taxes associated with the discharge of the Note contemplated hereby.

                  3. MUTUAL RELEASE

                  3.1 Release of UICI Affiliates. In consideration of the payments and promises contained in this Agreement, and in full compromise and settlement of any of Prater's potential claims and causes of action relating to or arising out of termination of his employment relationship with UICI, and any and all other claims or causes of action that Prater has or may have against the UICI Affiliates (as defined below) up to the date of execution of this Agreement, Prater hereby:

                           (a) Knowingly and voluntarily agrees to irrevocably
                  and unconditionally waive and release UICI and any other entity controlled by, controlling or under common control with UICI, its predecessors and successors and directors, officers, employees, representatives, attorneys, including all persons acting by, through, under or in concert with any of them (collectively, the "UICI Affiliates"), from any and all charges, complaints, claims, liabilities, obligations, promises, sums of money, agreements, controversies, damages, actions, lawsuits, rights, demands, sanctions, costs (including attorneys' fees), losses, debts and expenses of any nature whatsoever, existing on, or at any time prior to, the date hereof in law, in equity or otherwise, which Prater, his successors, heirs or assigns had or have upon or by reason of any fact, matter, cause, or thing whatsoever, AND SPECIFICALLY INCLUDING ANY MATTER THAT MAY BE BASED ON THE SOLE OR CONTRIBUTORY NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR GROSS) OF ANY UICI AFFILIATE. This release includes, but is not limited to, a release of all claims or causes of action arising out of or relating to termination of the employer-employee relationship of Prater and the Company, and any other claim, including, without limitation, alleged contract and tort claims or claims or causes of action arising under any federal, state, or local law, including, but not limited to, the Age

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Mr. Charles T. Prater
March 14, 2001
Page 3

                  Discrimination in Employment Act, 29 U.S.C. Section 621, et seq., the Fair Labor Standards Act, 29 U.S.C. Section 201, et seq., the Employee Retirement Income Security Act, 29 U.S.C.
                  Section 1001, et seq., and any claim under the statutes of the State of Oklahoma, or other jurisdictions, and the facts, circumstances, allegations, and controversies relating or giving rise thereto that have accrued to the date of execution of this Agreement; and

                           (b) Agrees that he will not commence, maintain,
                  initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, investigation, or claim before any court, legislative body or committee, or administrative agency (whether state, federal or otherwise) against the UICI Affiliates relating to any claims, liabilities, obligations, promises, sums of money, agreements, controversies, damages, actions, lawsuits, rights, demands, sanctions, costs (including attorneys' fees), losses, debts and expenses described in the foregoing subparagraph (a);

         provided, however, that, notwithstanding anything to the contrary in the foregoing, nothing hereunder shall be deemed to affect, impair or diminish in any respect (i) any rights to which Prater may be entitled in his capacity as an officer and past or present director of UICI or any other UICI Affiliate to indemnification, advancement of expenses and/or reimbursement under Delaware law (or the corporate law of any other jurisdiction that may govern UICI or any other UICI Affiliate) or UICI's or any other UICI Affiliate's Certificate of Incorporation or bylaws (including without limitation Prater's rights to indemnification for costs and expenses associated with the litigation captioned Schappel v. UICI, et al and any other litigation to which Prater is made a party in his capacity as an officer and/or director of UICI or any UICI Affiliate) (ii) any rights Prater may have under that certain Indemnification Agreement, dated as of September 1, 1999, between UICI and Prater, (iii) any vested rights as of the Resignation Date or entitlement Prater may have under the UICI Employee Savings and Stock Ownership Plan, (iv) any other vested rights as of the Resignation Date Prater may have under any employee plan or program in which Prater has participated in his capacity as an employee of UICI or any other UICI Affiliate, including without limitation rights under the UICI Medical Savings Account program, and (v) the rights of Prater under this Agreement and under the Options as hereby amended.

                  3.2 Release of Prater. In consideration of the mutual promises contained in this Agreement, and in full settlement of any of the UICI Affiliates' potential claims and causes of action relating to or arising out of Prater's employee relationship with the UICI Affiliates' and/or termination of such relationship and all claims and causes of action that any of the UICI Affiliates has or may have against Prater up to and through the date of execution of this Agreement, the UICI Affiliates hereby:

                           (a) Knowingly and voluntarily agree to irrevocably
                  and unconditionally waive and release Prater, and his heirs, executors, administrators and assigns (collectively the "Prater Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, sums of money, agreements, controversies, damages, actions, lawsuits, rights, demands, sanctions, costs (including attorneys' fees) losses, debts and expenses of any nature whatsoever, existing on, or at any time prior to the date of execution of this Agreement arising

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Mr. Charles T. Prater
March 14, 2001
Page 4

                  in law, in equity or otherwise, which any of the UICI Affiliates, their successors or assigns had or have upon or by reason of any fact, matter, cause, or thing whatsoever, AND SPECIFICALLY INCLUDING ANY MATTER THAT MAY BE BASED ON THE SOLE OR CONTRIBUTORY NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR GROSS) OF PRATER. This release includes, but is not limited to, a release of all claims or causes of action arising out of termination of the employment relationship, or any other contractual relationship with UICI Affiliates, including, without limitation, alleged contract and tort claims or claims arising under any federal, state or local law and any claim under the statutes of the State of Oklahoma, or other jurisdictions, and the facts, circumstances, allegations, and controversies relating or giving rise thereto that have accrued to the date of execution of this Agreement; and

                           (b) Agrees that they will not commence, maintain,
                  initiate or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, investigation, or claim before any court, legislative body or committee, or administrative agency (whether state, federal or otherwise) against the Prater Releasees relating to any such claims, liabilities, obligations, promises, sums of money, agreements, controversies, damages, actions, lawsuits, rights, demands, sanctions, costs (including attorneys' fees), losses, debts and expenses described in the foregoing subparagraph (a).

                  3.3 No Admission. Nothing contained in this Section 3 shall in any way be construed as an admission by Prater or the UICI affiliates of any acts of wrongdoing, retaliation, defamation, harassment, negligence, breach of contract, discrimination or violation of any statute, law, or legal right. Each party hereto specifically denies and disclaims that they have any liability to any other party hereto for any of such acts occurring prior to the execution of this Agreement.

                  4. CONSULTING ARRANGEMENT AND SEVERANCE PAYMENT. Effective April 1, 2001, MEGA hereby engages Prater (or a corporation, limited liability company or partnership, the sole equity holder of which is Prater and/or his immediate family) on an independent contractor basis as a consultant to MEGA, and Prater hereby accepts such engagement and agrees to perform his duties and responsibilities hereunder in accordance with the terms and conditions hereinafter set forth.

                  4.2 Term of Consulting Arrangement. The term of engagement (the "Consulting Arrangement") shall commence April 1, 2001, and shall continue for a term ending on March 31, 2002, unless earlier terminated pursuant to Section 4.6 of this Agreement or unless extended in accordance with Section 4.8 hereof (the "Term").

                  4.3 Duties and Responsibilities. Prater's position shall be as a consultant to MEGA, in which capacity he agrees to consult with and assist senior management of MEGA, including the rendering of advice and consultations with respect to premium rates, new product design, attendance at A.M. Best rating meetings and presentations, state insurance department regulatory matters, risk analysis, acquisitions, litigation support and assessment and such other matters as are reasonably requested by MEGA from time to time during Term of the Consulting Arrangement. Prater shall report to the assigning

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Mr. Charles T. Prater
March 14, 2001
Page 5

                  individual on a regular, periodic basis and keep such individual reasonably informed as to the status and progress of each assignment. MEGA acknowledges and agrees that the consulting relationship created hereby is not exclusive, and Prater may perform similar services for other clients so long as he is otherwise in compliance with the terms of this Agreement. Prater shall accept assignments from one or more of three individuals at MEGA: Gregory T. Mutz, Patrick McLaughlin and/or Glenn Reed. Prater shall report to the assigning individual on a regular, periodic basis and keep such individual reasonably informed as requested concerning the status and progress of each assignment. Prater shall dedicate such time and devote such attention to his consulting duties hereunder as he deems necessary and sufficient to complete his consulting assignments hereunder, provided, however, that Prater shall not be required to devote more than 10 hours per month during the Consulting Arrangement hereof, which shall not be cumulative from month to month.

                  4.4 Consulting Fee. For his services hereunder during the first year of the Consulting Arrangement, MEGA agrees to pay to Prater the amount of $135,000 in monthly installments (a) in the amount of $12,000, payable on the first day of each month, commencing June 1, 2001, and ending December 1, 2001 and (b) in the amount of $17,000, payable on the first day of each month, commencing January 1, 2002, with the last installment payable on March 1, 2002. If MEGA elects to extend the Term of the Consulting Arrangement as provided in Section
         4.8 hereof, for his services hereunder during the second year of the Consulting Arrangement, MEGA agrees to pay to Prater the amount of $120,000 in twelve equal monthly installments in the amount of $10,000, payable on the first day of each month, commencing April 1, 2002, with the last installment payable on March 1, 2003. All reasonable out of pocket expenses incurred by Prater in connection with the services required under the Consulting Arrangement shall be promptly reimbursed by MEGA upon submission of written evidence of all such expenses to MEGA.

                  4.5 Taxes. Prater is an independent contractor hereunder and shall be responsible for payment of all federal and state taxes due on amounts paid hereunder and MEGA shall not withhold any amounts for federal, state or local income taxes or taxes or assessments that might be payable or be required to be withheld if Prater were an employee of MEGA. Prater shall indemnify MEGA for and hold MEGA harmless from and against any costs, damages or liabilities relating to taxes or tax-related assessments or penalties arising from Prater's engagement as an independent contractor hereunder.

                  4.6 Termination of Consulting Arrangement. The Term of the Consulting Arrangement created hereby may be terminated as follows:

                           (a) by MEGA at any time for "cause;" upon not less than 10 days prior written notice to Prater,

                           (b)      upon the death of Prater; or

                           (c) by MEGA or Prater without cause upon not less than 30 days' prior written notice.

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Mr. Charles T. Prater
March 14, 2001
Page 6

         For purposes of this Agreement, termination for "cause" shall mean; (1) termination for reason of the failure of Prater to materially observe the provisions of Section 5, 8 or 9 of this Agreement, provided in such case that the Company shall have first made a written demand for compliance with Section 5, 8 or 9 of the Agreement, which demand shall set forth the specific nature of such non-compliance, and Prater shall have 30 days after receipt of such notice to cure such non-compliance; or (2) termination for reason of theft, proven dishonesty, gross misconduct, embezzlement, fraud, conviction of a felony involving fraud, theft, bodily harm or damage to property (whether connected with the consulting relationship or not), or use of the facilities or premises of MEGA or a subsidiary for the conduct of unlawful activities or transactions.

                  4.7 Effect of Termination of Consulting Arrangement.

                  4.7.1 In the event the Consulting Arrangement is terminated for cause by MEGA prior to the end of the Consulting Arrangement as provided in Section 4.6(a) or terminated by Prater without cause as provided in Section 4.6(c), then in such event (i) 50% of all shares of Restricted Stock not theretofore vested shall vest, (ii) Prater shall have 30 days to exercise all or any portion of Options otherwise vested on the date of termination, and (iii) Prater shall be entitled only to such portion of the compensation set forth in Section 4.4 of this Agreement for the portion of the Term of the Consulting Arrangement for which he continued as a consultant hereunder.

                  4.7.2 In the event the Consulting Arrangement provided herein is terminated as a result of Prater's death as provided in Section 4.6(b), then in such event Prater's estate or successors shall be entitled to the balance of the compensation set forth in Section 4.4 of this Agreement otherwise payable over the balance of the Term of the Consulting Arrangement (including the Term of the Consulting Arrangement if extended, but only if extended, as provided in Section
         4.8 hereof), payable in monthly installments as provided in Section 4.4 hereof. Upon termination as a result of Prater's death as provided in
         Section 4.6(b), all Restricted Stock not otherwise vested on the date of termination shall vest as of the date of termination and 100% of all Options which are otherwise unvested shall vest, and the estate of, or other successor to, Prater's representatives shall thereafter have 90 days to exercise all vested Options held by such estate or successor.

                  4.7.3 In the event the consulting arrangement provided herein is terminated by MEGA without cause as provided in Section 4.6(c), (i) 100% of all shares of Restricted Stock not theretofore vested shall vest; (ii) 50% of all Options which are otherwise unvested shall vest, and Prater shall have 90 days to exercise all vested options; and (iii) Prater shall be immediately entitled to the balance of the consulting compensation set forth in Section 4.4 of this Agreement otherwise payable over the balance of the Term of Consulting Arrangement (including the Consulting Arrangement if extended, but only if extended, as provided in Section 4.8 hereof), payable in one lump sum payment within 30 calendar days of the date of termination, together with any reimbursable expenses not theretofore paid incurred by Prater to enforce this provision of the Agreement.

                  4.8 Extension of Consulting Arrangement. During the period commencing on January 1, 2002 and ending February 28, 2002 upon written notice to Prater, UICI shall elect either (a) to purchase from Prater 7,500 shares of UICI Common Stock at $16.00 per share or (b) to extend the Term of the Consulting Arrangement for an additional year


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Mr. Charles T. Prater
March 14, 2001
Page 7

         ending March 31, 2003 (in which case Prater shall be entitled to the consulting compensation as provided in Section 4.4 hereof). If UICI shall have elected to purchase from Prater 7,500 shares of UICI Common Stock as provided in the preceding sentence, Prater shall be obligated to sell such 7,500 shares at a purchase price of $16.00 per share and a closing therefor shall occur not more than 10 business days following UICI's election, at which closing UICI shall deliver cash in the amount of $120,000 against delivery to UICI by Prater of a certificate for 7,500 shares of UICI common stock, which shares shall be free and clear of any and all liens, charges and encumbrances whatsoever.

         5. CONFIDENTIALITY.

                  5.1 Confidential Information. Prater acknowledges that, by reason of his prior employment by MEGA and of his engagement as a consultant to MEGA under this Agreement, he will or may have access to confidential and proprietary information of UICI and/or MEGA, including, without limitation, client and customer lists, developments, information pertaining to services and products, improvements of new or existing services and products, know-how, specifications, profit and other financial figures, and other information treated as proprietary or confidential by UICI and/or MEGA which is not otherwise readily available from public or published sources. Prater agrees that he will maintain in confidence all such confidential or proprietary information and that he will not, for any reason, during his engagement by MEGA or thereafter, directly or indirectly, use for his benefit, or for any person, firm, corporation, partnership, joint venture or other entity whatsoever, or disclose to any person, firm, corporation, partnership, joint venture or other entity whatsoever, any confidential or proprietary information relating to the business or affairs of UICI and/or MEGA without the prior written authorization of UICI and/or MEGA. Notwithstanding the foregoing, nothing hereunder shall prohibit Prater from disclosing (i) information that has become generally available to the public other than as a result of disclosure by Prater or (ii) information required to be disclosed by applicable law or legal process, provided that UICI and MEGA shall have been afforded not less than 10 days' notice in advance of such disclosure and had the opportunity to contest the scope of any legal request to require such disclosure.

                  5.2 Return of Materials. Upon termination of Prater's engagement as a consultant hereunder, for whatever reason, Prater agrees promptly to surrender to MEGA all notes, memoranda, customer lists, records, reports, computer programs and all other documents and material, and all copies thereof, whether prepared by Prater or others, which contain or relate to confidential or proprietary information of MEGA of which the Prater has obtained possession during the course of performing Prater's obligations hereunder.

         6. REPRESENTATIONS AND WARRANTIES.

                  6.1 Representation of Prater. Prater hereby represents and warrants to the Company and MEGA that, as of the Execution Date, he is not a party or otherwise subject to any employment or similar other agreement or subject to any duty or duties to another person or entity of which the subject matter hereof could be in violation.

                  6.2 Representation of UICI. UICI hereby represents and warrants to Prater that (a) this Agreement has been duly authorized, executed and delivered by UICI

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Mr. Charles T. Prater
March 14, 2001
Page 8

         and MEGA and (b) UICI has given due authority to the undersigned officers to execute this Agreement on behalf of UICI and the UICI Affiliates.

         7. DISCLOSURE. Prater acknowledges that the arrangement contemplated by this Agreement must be disclosed under the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         8. INDEMNIFICATION.

                  8.1 Indemnification by Prater. Prater hereby agrees to indemnify and hold the Company and MEGA harmless from and against any claim, cost, expense, damage, liability or loss incurred by the Company or MEGA (including, without limitation, reasonable attorneys' fees and other reasonable costs and expenses incident to any suit, action, proceeding or claim) arising out of or resulting from, and will pay the Company or MEGA on written demand the full amount of any sum which the Company or MEGA, as the case may be, may pay or may become obligated to pay in respect of, (i) any inaccuracy in any representation or the breach of any warranty made by Prater pursuant to this Agreement or
         (ii) any failure by Prater duly to perform or observe any material provision, covenant, agreement or condition in this Agreement to be performed or observed by Prater.

                  8.2 Indemnification by the Company and MEGA. Each of the Company and MEGA hereby agrees to indemnify and hold Prater harmless from and against any claim, cost, expense, damage, liability or loss incurred by Prater (including, without limitation, reasonable attorneys' fees and other reasonable costs and expenses incident to any suit, action, proceeding or claim, arising out of or resulting from, and will pay Prater on written demand the full amount of any sum which Prater may pay or may become obligated to pay in respect of, (i) any inaccuracy in any representation or the breach of any warranty made by the Company pursuant to this Agreement, (ii) any failure by the Company or any UICI Affiliate duly to perform or observe any term, provision, covenant, agreement or condition in this Agreement to be performed or observed by the Company or any UICI Affiliate, (iii) any claim, cost, expense, damage, liability or loss arising from any activities of Prater undertaken on behalf of UICI and the UICI Affiliates by Prater in good faith during the period February 1, 2001 through and including February 14, 2001, or (iv) any other such claim, cost, expense, damage, liability or loss arising out of Prater's services to be provided to MEGA as a consultant hereunder (except to the extent that such other claim, cost, expense, damage, liability or loss arises primarily from Prater's gross negligence, IT BEING EXPRESSLY UNDERSTOOD THAT THE INDEMNITY SET FORTH IN THIS CLAUSE (III) INCLUDES MATTERS BASED ON PRATER'S ORDINARY NEGLIGENCE).

         9. NONDISPARAGEMENT. The parties hereto mutually agree, from the date of each party's execution of this Agreement, that neither will make any statements, either oral, written, telephonic, electronic or by in other method or in any other format, that in any way disparage, damage or undermine the character or reputation of the other parties hereto. Any party who suffers disparagement in violation of this provision will be entitled to recover attorney fees and expenses. Notwithstanding the foregoing, no party hereto shall be in breach of this provision if any such statement is made in response or in answer to a judicially or governmentally mandated order or subpoena.

Mr. Charles T. Prater
March 14, 2001
Page 9

         10. SPECIAL BENEFITS.

                  10.2 Healthcare Benefits. For the period commencing on the Execution Date and ending on the first to occur of (i) the first anniversary of the Execution Date or (ii) the date upon which Prater shall first be employed on a full-time basis with health and dental insurance coverage (the "Exit Date"), UICI will provide to Prater and his family at UICI's expense health and dental insurance coverage under the terms and conditions existing immediately prior to his resignation under this Agreement. For a period commencing on the Exit Date and ending 18 months following the Exit Date, UICI will make available to Prater at Prater's expense health insurance coverage in accordance with COBRA.

                  10.3 Options and Restricted Stock. For purposes of the Company's 1986 Amended and Restated Stock Option Plan, the Company's 1998 Stock Option Plan, the Options, the Company's 2000 Restricted Stock Plan and the Restricted Stock, Prater shall be deemed to be an "employee" of the Company during the Term of the Consulting Arrangement (including any extension thereof), and his Options shall become exercisable in accordance with such plans and the Restricted Stock shall vest as if he were such an employee of the Company during such period.

         11. GENERAL PROVISIONS.

                  11.1 Survival. Notwithstanding the termination of the consulting arrangement hereby created upon or prior to expiration of the Arrangement for any reason, the covenants contained in Sections 3, 5, 8 and 9 hereof shall survive and remain in full force and effect.

                  11.2 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Prater, the Company, the UICI Affiliates and their respective heirs, executors, administrators, successors and assigns; provided, however, that (i) Prater may not assign either his rights or obligations hereunder and (ii) neither the Company nor any UICI Affiliate may assign their rights or obligations hereunder (other than (x) to any affiliated entity (in which case such assignor shall not be relieved from liability hereunder) or (y) to any successor to substantially all of the assets or business of the Company) without the consent of Prater, which consent shall not be unreasonably withheld.

                  11.3 Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding between the Company, MEGA and Prater relating to the termination of Prater's employment and the engagement of Prater by MEGA as a consultant and supersedes all prior agreements between the Company, MEGA and Prater relating to the subject matter hereof. This Agreement may not be amended, modified or supplemented in any respect except by a subsequent written agreement executed by the party affected thereby.

                  11.4 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be by hand-delivery, certified or registered mail; return receipt requested, telex, telecopier, or air courier to the parties set forth below. Such notices shall be deemed given: at the time delivered by hand, if personally delivered; at the time received if sent certified or registered mail; when

Mr. Charles T. Prater
March 14, 2001
Page 10

         answered back, if telexed; when receipt acknowledged, if telecopied; and the third business day after timely delivery to the courier, if sent by air courier.

                           If to the Company:

                           UICI
                           4001 McEwen Drive
                           Suite 200
                           Dallas, Texas 75244

                           Attn.: Mr. Gregory T. Mutz
                           Telephone: (972)-392-6798
                           Telecopy:  (972) 392-6717

                           If to MEGA:

                           The MEGA Life and Health Insurance Company
                           c/o UICI
                           4001 McEwen Drive
                           Suite 200
                           Dallas, Texas 75244

                           Attn.: Mr. Glenn W. Reed
                           Telephone: (972)-392-6719
                           Telecopy:  (972) 392-6717

                           If to Prater:

                           3209 Durango Way
                           Edmond, Oklahoma 73034

                  11.5 Execution in Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

                  11.6 Titles and Headings. Titles and headings to sections herein are for purposes of reference only, and shall in no way limit, define, or otherwise affect the provisions herein.

                  11.7 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oklahoma. Each of Prater, the Company, MEGA and each UICI Affiliate hereby submits to the exclusive jurisdiction of the United States District Court for the Western District of Oklahoma and Oklahoma state court the District of Oklahoma County for the purposes of all legal proceedings arising out of or relating to the Agreement or the transactions contemplated hereby. Each of Prater, the Company, MEGA and each UICI Affiliate irrevocably waives, to the fullest extent permitted by law, any objection which any of such parties may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Mr. Charles T. Prater
March 14, 2001
Page 11

                  11.8 Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application.

         PLEASE NOTE THE FOLLOWING: You have up to twenty-one (21) days from the date this Agreement is presented to you to review and consider this Agreement and the release herein contained prior to executing it. If you have not executed this Agreement by the 21st day, it will automatically be revoked. You have the right to consult with an attorney before signing this Agreement. In addition, you may revoke this Agreement and the release herein contained within seven (7) days after your execution hereof. YOUR SIGNATURE BELOW CONFIRMS THAT YOU (a) HAVE READ THIS AGREEMENT AND THE RELEASE HEREIN CONTAINED CAREFULLY AND COMPLETELY; (b) HAVE BEEN GIVEN A PERIOD OF TWENTY-ONE (21) DAYS TO CONSIDER AND REVIEW THIS AGREEMENT AND THE RELEASE; (c) ARE AWARE OF YOUR RIGHT TO CONSULT WITH LEGAL COUNSEL AND ACKNOWLEDGE THAT YOU HAVE HAD AMPLE OPPORTUNITY TO DO SO IF YOU CHOOSE; AND (d) UNDERSTAND ALL THE PROVISIONS CONTAINED IN THIS AGREEMENT AND THE RELEASE HEREIN CONTAINED.

         Please acknowledge your agreement to the foregoing by signing and returning to the undersigned the enclosed copy of this letter.

                                      UICI

                                      By:   /s/ GLENN W. REED
                                            ------------------------------------
                                      Its:  Executive Vice President and
                                            General Counsel

                                      The MEGA Life and Health Insurance Company

                                      By:   /s/ GLENN W. REED
                                            ------------------------------------
                                      Its:  Vice President

Agreed and acknowledged this 14th
day of March 2001.


     /s/ CHARLES T. PRATER
---------------------------------
     Charles T. Prater